Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results for

Second Quarter Ended June 30, 2012

MECHANICSBURG, PENNSYLVANIA — August 7, 2012 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2012.

For the second quarter ended June 30, 2012, net operating revenues increased 7.4% to $750.2 million compared to $698.7 million for the same quarter, prior year.  Income from operations increased 15.4% to $93.5 million compared to $81.0 million for the same quarter, prior year.  Net income attributable to Select Medical increased to $43.2 million compared to $11.7 million for the same quarter, prior year.  Net income attributable to Select Medical for the quarter ended June 30, 2011 included a loss on early retirement of debt, net of tax of $19.3 million associated with the June 1, 2011 refinancing of a portion of its indebtedness.  Net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, equity in earnings (losses) of unconsolidated subsidiaries and other income (expense) (“Adjusted EBITDA”) for the second quarter increased 10.4% to $110.3 million compared to $99.9 million for the same quarter, prior year.  A reconciliation of net income to Adjusted EBITDA is presented in table VII of this release.  Income per common share for the second quarter ended June 30, 2012 was $0.31 on a fully diluted basis compared to income per common share of $0.08 for the quarter ended June 30, 2011.  Excluding the loss related to the early retirement of debt and its tax effect of $0.12 per share, net income available to common stockholders on an adjusted basis was $0.20 per diluted share for the quarter ended June 30, 2011.  A reconciliation of net income per share to adjusted net income per share is presented in table VIII of this release.

For the six months ended June 30, 2012, net operating revenues increased 7.3% to $1,494.2 million compared to $1,391.9 million for the same period, prior year.  Income from operations increased 9.8% to $185.1 million compared to $168.7 million for the same period, prior year.  Net income attributable to Select Medical increased to $84.7 million compared to $45.4 million for the same period, prior year.  Net income attributable to Select Medical for the six months ended June 30, 2011 includes a loss on early retirement of debt, net of tax, of $19.3 million associated with the June 1, 2011 refinancing of a portion of its indebtedness.  Adjusted EBITDA for the six months ended June 30, 2011 increased 6.7% to $219.3 million compared to $205.7 million for the same period, prior year.  A reconciliation of net income to Adjusted EBITDA is presented in table VII of this release.  Income per common share for the six months ended June 30, 2012 was $0.59 on a fully diluted basis compared to income per common share of $0.29 for the six months ended June 30, 2011.  Excluding the loss related to the early retirement of debt and its tax effect, net income available to common stockholders on an adjusted basis was $0.42 per diluted share for the six months ended June 30, 2011.  A reconciliation of net income per share to adjusted net income per share is presented in table IX of this release.

Specialty Hospitals

For the second quarter of 2012, net operating revenues for the specialty hospital segment increased 7.1% to $557.1 million compared to $520.3 million for the same quarter, prior year.  Adjusted EBITDA for the specialty hospital segment increased 12.2% to $102.2 million compared to $91.1 million for the same quarter, prior year.  The Adjusted EBITDA margin for the segment was 18.3% for the second quarter of 2012, compared to 17.5% for the same quarter, prior year. Certain specialty hospital key statistics for the second quarter periods are presented in table V of this release.

For the six months ended June 30, 2012, net operating revenues for the specialty hospital segment increased 6.7% to $1,110.2 million compared to $1,040.2 million for the same period, prior year.  Adjusted EBITDA for the specialty hospital segment for the six months ended June 30, 2012 increased 5.6% to $202.1 million compared to $191.4 million for the same period, prior year.  The Adjusted EBITDA margin for the segment was 18.2% for the six months ended June 30, 2012, compared to 18.4% for the same period, prior year. Certain specialty hospital key statistics for the six month periods are presented in table VI of this release.

Outpatient Rehabilitation

For the second quarter of 2012, net operating revenues for the outpatient rehabilitation segment increased 8.2% to $193.1 million compared to $178.5 million for the same quarter, prior year.  Adjusted EBITDA for the segment for the second quarter increased 5.6% to $25.8 million compared to $24.5 million for the same quarter, prior year.  The Adjusted EBITDA margin for the segment was 13.4% for the second quarter of 2012, compared to 13.7% for the same quarter, prior year. Certain outpatient rehabilitation key statistics for the second quarter periods are presented in table V of this release.

For the six months ended June 30, 2012, net operating revenues for the outpatient rehabilitation segment increased 9.2% to $383.9 million compared to $351.7 million for the same period, prior year.  Adjusted EBITDA for the segment for the six months ended June 30, 2012 increased 5.3% to $48.3 million compared to $45.9 million for the same period, prior year.  The Adjusted EBITDA margin for the segment was 12.6% for the six months ended June 30, 2012, compared to 13.0% for the same period, prior year. Certain specialty hospital key statistics for the six month periods are presented in table VI of this release.

Stock Repurchase Program

On February 22, 2012, the board of directors of Select Medical authorized an increase of $100.0 million in the capacity of its common stock repurchase program from $150.0 million to $250.0 million.  The program will remain in effect until March 31, 2013, unless extended by the board of directors.  Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate.  The timing of purchases of stock will be based upon market conditions and other factors.  Select Medical is funding this program with cash on hand or borrowings under its revolving credit facility.  Select Medical repurchased 2,522,090 shares at a cost of $21.1 million and 5,725,782 shares at a cost of $46.8 million, which includes transaction costs, during the quarter and six months ended June 30, 2012, respectively.  Since the inception of the program through June 30, 2012, Select Medical has repurchased 22,490,389 shares at a cost of $163.6 million, an average cost per share of $7.28, which includes transaction costs.

Business Outlook

Select Medical is increasing its prior financial guidance for calendar year 2012.  Select Medical now expects consolidated net operating revenue for the full year 2012 to be in the range of $2.9 billion to $2.975 billion.  Select Medical now expects Adjusted EBITDA for the full year 2012 to be in the range of $400 million to $410 million.  Select Medical now expects fully diluted income per common share for the full year 2012 to be in the range of $1.01 to $1.06.

Conference Call

Select Medical will host a conference call regarding its second quarter results and its business outlook on Wednesday, August, 8, 2012, at 9:00am EDT. The domestic dial-in number for the call is 1-866-788-0542. The international dial-in number is 1-857-350-1680. The passcode for the call is 27834747. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website, http://www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 11:59pm EDT, August 15, 2012. The replay number is 1-888-286-8010 (domestic) or 1-617-801-6888 (international). The passcode for the replay will be 65865128. The replay can also be accessed at Select Medical Holdings Corporation’s website, http://www.selectmedicalholdings.com.

*   *   *   *   *

Select Medical is a leading operator of specialty hospitals and outpatient rehabilitation clinics in the United States. As of June 30, 2012, Select Medical operated 111 long term acute care hospitals and 12 acute medical rehabilitation hospitals in 28 states and 956 outpatient rehabilitation clinics in 32 states and the District of Columbia. Select Medical also provides medical rehabilitation services on a contracted basis to nursing homes, hospitals, assisted living and senior care centers, schools and work sites. Information about Select Medical is available at www.selectmedical.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•                     additional changes in government reimbursement for our services, including changes that will result from the expiration of the moratorium for long term acute care hospitals established by the Medicare, Medicaid, and SCHIP Extension Act of 2007, the American Recovery and Reinvestment Act, and the Patient Protection and Affordable Care Act may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•                     the failure of our specialty hospitals to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•                     the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•                     a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•                     acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•                     private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

•                     the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•                     shortages in qualified nurses or therapists could increase our operating costs significantly;

•                     competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•                     the loss of key members of our management team could significantly disrupt our operations;

•                     the effect of claims asserted against us could subject us to substantial uninsured liabilities; and

•                     other factors discussed from time to time in our filings with the Securities and Exchange Commission, including factors under the heading “Risk Factors” in our annual report on Form 10-K.

Investor inquiries:

Joel T. Veit

Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation

I.   Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2011 and 2012

(In thousands, except per share amounts, unaudited)

	2011	2012	% Change

Net operating revenues	$698,749	$750,193	7.4%

Costs and expenses:
Cost of services	569,666	612,669	7.5%
General and administrative	16,115	18,554	15.1%
Bad debt expense	13,943	10,029	(28.1)%
Depreciation and amortization	17,999	15,428	(14.3)%

Income from operations	81,026	93,513	15.4%

Loss on early retirement of debt	(31,018)	—	N/M
Equity in earnings (losses) of unconsolidated subsidiaries	(251)	2,752	N/M
Interest income	111	—	N/M
Interest expense	(25,296)	(23,798)	(5.9)%

Income before income taxes	24,572	72,467	194.9%

Income tax expense	10,915	27,651	153.3%

Net income	13,657	44,816	228.2%

Less: Net income attributable to non- controlling interests	1,938	1,644	(15.2)%

Net income attributable to Select Medical Holdings Corporation	$11,719	$43,172	268.4%

Income per common share:
Basic	$0.08	$0.31
Diluted	$0.08	$0.31

Weighted average shares outstanding:
Basic	152,603	138,456
Diluted	152,881	138,685

N/M = Not Meaningful

II.   Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2011 and 2012

(In thousands, except per share amounts, unaudited)

	2011	2012	% Change

Net operating revenues	$1,391,935	$1,494,214	7.3%

Costs and expenses:
Cost of services	1,127,082	1,224,288	8.6%
General and administrative	32,681	32,778	0.3%
Bad debt expense	28,293	20,404	(27.9)%
Depreciation and amortization	35,221	31,627	(10.2)%

Income from operations	168,658	185,117	9.8%

Loss on early retirement of debt	(31,018)	—	N/M
Equity in earnings (losses) of unconsolidated subsidiaries	(324)	5,217	N/M
Interest income	167	—	N/M
Interest expense	(50,960)	(47,720)	(6.4)%

Income before income taxes	86,523	142,614	64.8%

Income tax expense	37,479	55,226	47.4%

Net income	49,044	87,388	78.2%

Less: Net income attributable to non- controlling interests	3,653	2,674	(26.8)%

Net income attributable to Select Medical Holdings Corporation	$45,391	$84,714	86.6%

Income per common share:
Basic	$0.29	$0.60
Diluted	$0.29	$0.59

Weighted average shares outstanding:
Basic	152,720	139,941
Diluted	152,951	140,162

N/M = Not Meaningful

III.  Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2011	June 30, 2012
Assets

Cash	$12,043	$21,520

Accounts receivable, net	413,743	423,859

Current deferred tax asset	18,305	15,533

Prepaid income taxes	9,497	4,061

Other current assets	29,822	31,383

Total Current Assets	483,410	496,356

Property and equipment, net	510,028	492,781

Goodwill	1,631,716	1,631,461

Other identifiable intangibles	72,123	71,783

Assets held for sale	2,742	2,742

Other assets	72,128	84,514

Total Assets	$2,772,147	$2,779,637

Liabilities and equity

Payables and accruals	$373,090	$377,230

Current portion of long-term debt	10,848	11,785

Total Current Liabilities	383,938	389,015

Long-term debt, net of current portion	1,385,950	1,342,134

Non-current deferred tax liability	82,028	82,911

Other non-current liabilities	64,905	68,649

Total equity	855,326	896,928

Total Liabilities and Equity	$2,772,147	$2,779,637

IV.  Condensed Consolidated Statement of Cash Flows

For the Six Months Ended June 30, 2011 and 2012

(In thousands, unaudited)

	2011	2012
Operating Activities
Net Income	$49,044	$87,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,221	31,627
Provision for bad debts	28,293	20,404
Loss on early retirement of debt	31,018	—
Gain from disposal or sale of assets	(5,201)	(3,604)
Non-cash stock compensation expense	1,780	2,599
Amortization of debt discount	962	622
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	(81,240)	(30,520)
Other current assets	(1,511)	(1,612)
Other assets	2,724	(653)
Accounts payable	8,107	(5,486)
Due to third-party payors	(464)	1,738
Accrued expenses	6,775	6,423
Income and deferred taxes	8,019	9,879
Net cash provided by operating activities	83,527	118,805

Investing activities
Purchases of property and equipment	(23,696)	(27,934)
Proceeds from sale of assets	7,879	16,511
Investment in business	(13,514)	(10,014)
Acquisition of businesses, net of cash acquired	1,921	(206)
Net cash used in investing activities	(27,410)	(21,643)

Financing activities
Borrowings on revolving credit facilities	435,000	340,000
Payments on revolving credit facilities	(395,000)	(380,000)
Borrowings on 2011 credit facility term loan, net of discount	841,500	—
Payments on 2011 credit facility term loan	—	(4,250)
Payments on 2005 credit facility term loans, net of call premium	(484,633)	—
Repurchase of 10% senior subordinated notes	(150,000)	—
Repurchase of 7 5/8% senior subordinated notes, net of tender premium	(273,941)	—
Borrowings of other debt	5,496	5,835
Principal payments on other debt	(3,480)	(5,085)
Debt issuance costs	(18,556)	—
Repurchases of common stock	(3,285)	(46,790)
Proceeds from issuance of common stock	169	547
Proceeds from bank overdrafts	2,102	3,739
Distributions to non-controlling interests	(2,270)	(1,681)
Net cash used in financing activities	(46,898)	(87,685)

Net increase in cash and cash equivalents	9,219	9,477

Cash and cash equivalents at beginning of period	4,365	12,043
Cash and cash equivalents at end of period	$13,584	$21,520

Supplemental Cash Flow Information
Cash paid for interest	$59,289	$32,378
Cash paid for taxes	$29,435	$45,344

V.  Key Statistics

For the Three Months Ended June 30, 2011 and 2012

 (unaudited)

	2011	2012	% Change
Specialty Hospitals
Number of hospitals — end of period:
Long term acute care hospitals (a)	110	111
Rehabilitation hospitals (a)	9	12
Total specialty hospitals	119	123

Net operating revenues (,000)	$520,261	$557,130	7.1%

Number of patient days (b)	327,001	336,016	2.8%

Number of admissions (b)	13,556	13,872	2.3%

Net revenue per patient day (b)(c)	$1,505	$1,554	3.3%

Adjusted EBITDA (,000)	$91,081	$102,166	12.2%

Adjusted EBITDA margin	17.5%	18.3%

Outpatient Rehabilitation

Number of clinics — end of period	952	956

Net operating revenues (,000)	$178,473	$193,050	8.2%

Number of visits (d)	1,143,854	1,166,550	2.0%

Revenue per visit (d)(e)	$102	$102	0.0%

Adjusted EBITDA (,000)	$24,467	$25,837	5.6%

Adjusted EBITDA margin	13.7%	13.4%

(a)          Includes managed hospitals.

(b)         Excludes managed hospitals.

(c)          Net revenue per patient day is calculated by dividing specialty hospital direct patient service revenue by the total number of patient days.

(d)         Excludes managed clinics.

(e)          Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits.  For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VI.  Key Statistics

For the Six Months Ended June 30, 2011 and 2012

 (unaudited)

	2011	2012	% Change
Specialty Hospitals
Number of hospitals — end of period:
Long term acute care hospitals (a)	110	111
Rehabilitation hospitals (a)	9	12
Total specialty hospitals	119	123

Net operating revenues (,000)	$1,040,185	$1,110,168	6.7%

Number of patient days (b)	660,857	679,037	2.8%

Number of admissions (b)	27,366	27,927	2.0%

Net revenue per patient day (b)(c)	$1,510	$1,539	1.9%

Adjusted EBITDA (,000)	$191,434	$202,120	5.6%

Adjusted EBITDA margin	18.4%	18.2%

Outpatient Rehabilitation

Number of clinics — end of period	952	956

Net operating revenues (,000)	$351,664	$383,949	9.2%

Number of visits (d)	2,282,554	2,318,759	1.6%

Revenue per visit (d)(e)	$102	$103	1.0%

Adjusted EBITDA (,000)	$45,873	$48,315	5.3%

Adjusted EBITDA margin	13.0%	12.6%

(a)          Includes managed hospitals.

(b)         Excludes managed hospitals.

(c)          Net revenue per patient day is calculated by dividing specialty hospital direct patient service revenue by the total number of patient days.

(d)         Excludes managed clinics.

(e)          Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits.  For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VII. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2011 and 2012

(In thousands, unaudited)

The following table reconciles net income to Adjusted EBITDA for Select Medical.  Adjusted EBITDA is used by Select Medical to report its segment performance.  Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, equity in earnings (losses) of unconsolidated subsidiaries and other income (expense).  The Company believes that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry.  Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of its operating units.

Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Net income	$13,657	$44,816	$49,044	$87,388
Income tax expense	10,915	27,651	37,479	55,226
Loss on early retirement of debt	31,018	—	31,018	—
Interest expense, net of interest income	25,185	23,798	50,793	47,720
Equity in losses (earnings) of unconsolidated subsidiaries	251	(2,752)	324	(5,217)
Stock compensation expense:
Included in general and administrative	478	817	948	1,589
Included in cost of services	422	521	832	1,010
Depreciation and amortization	17,999	15,428	35,221	31,627
Adjusted EBITDA	$99,925	$110,279	$205,659	$219,343

Specialty hospitals	$91,081	$102,166	$191,434	$202,120
Outpatient rehabilitation	24,467	25,837	45,873	48,315
Other (1)	(15,623)	(17,724)	(31,648)	(31,092)
Adjusted EBITDA	$99,925	$110,279	$205,659	$219,343

(1)          Other primarily includes general and administrative costs.

VIII.   Reconciliation of Net Income Per Share to Adjusted Net Income Per Share

For the Three Months Ended June 30, 2011 and 2012

(In thousands, except per share amounts, unaudited)

	2011	Per Share (a)	2012	Per Share (a)
Net income attributable to Select Medical Holdings Corporation	11,719	0.08	43,172	0.31
Earnings allocated to unvested restricted stockholders	(125)	(0.00)	(707)	(0.00)
Net income available to common stockholders	11,594	0.08	42,465	0.31

Adjustment for early retirement of debt:
Loss on early retirement of debt	31,018	0.20	—	—
Estimated income tax benefit (b)	(11,725)	(0.08)	—	—
Earnings allocated to unvested restricted stockholders	(206)	(0.00)	—	—

Adjusted net income available to common stockholders	$30,681	$0.20	$42,465	$0.31
Adjustment for dilution		(0.00)		(0.00)
Adjusted net income available to common stockholders - diluted shares		$0.20		$0.31

Weighted average common shares outstanding:
Basic		152,603		138,456
Diluted		152,881		138,685

(a)  Per share amounts for each period presented are basic weighted average common shares outstanding for all amounts except adjusted net income available to common stockholders - diluted shares, which is based on diluted shares outstanding.

(b) Represents the estimated tax benefit on the adjustments to net income.

IX.   Reconciliation of Net Income Per Share to Adjusted Net Income Per Share

For the Six Months Ended June 30, 2011 and 2012

(In thousands, except per share amounts, unaudited)

	2011	Per Share (a)	2012	Per Share (a)
Net income attributable to Select Medical Holdings Corporation	45,391	0.30	84,714	0.61
Earnings allocated to unvested restricted stockholders	(486)	(0.01)	(1,338)	(0.01)
Net income available to common stockholders	44,905	0.29	83,376	0.60

Adjustment for early retirement of debt:
Loss on early retirement of debt	31,018	0.20	—	—
Estimated income tax benefit (b)	(11,725)	(0.07)	—	—
Earnings allocated to unvested restricted stockholders	(206)	(0.00)	—	—

Adjusted net income available to common stockholders	$63,992	$0.42	$83,376	$0.60
Adjustment for dilution		(0.00)		(0.01)
Adjusted net income available to common stockholders - diluted shares		$0.42		$0.59

Weighted average common shares outstanding:
Basic		152,720		139,941
Diluted		152,951		140,162

(a)  Per share amounts for each period presented are basic weighted average common shares outstanding for all amounts except adjusted net income available to common stockholders - diluted shares, which is based on diluted shares outstanding.

(b) Represents the estimated tax benefit on the adjustments to net income.